Exhibit 99.1
INVESTOR CONTACT:
Chris Sammons (225) 932-2546
MEDIA CONTACT:
Sean Clancy (225) 987-7129
SHAW GROUP ANNOUNCES RECORD EARNINGS AND BACKLOG
FOR THE THIRD QUARTER FISCAL 2007
•	Diluted earnings per share rise to $0.67

•	Backlog totals $13.3 billion

•	Operating cash flow remains strong
     Baton Rouge, La., October 10, 2007 — The Shaw Group Inc. (NYSE: SGR) today reported record net income for the three months ended May 31, 2007, of $54.6 million, or $0.67 per diluted share. The reported results include $5.7 million of net income, or $0.07 per diluted share, related to Shaw’s investment in the Westinghouse segment. Excluding the Westinghouse segment, net income was $48.9 million, or $0.60 per diluted share.
     Earnings before interest expense, income taxes, depreciation and amortization (EBITDA) for the third quarter of 2007 with the Westinghouse segment was $92.2 million, and $74.2 million excluding the Westinghouse segment. In comparison for the three months ended May 31, 2006, which was prior to the Westinghouse investment, Shaw reported a net loss before interest expense, taxes, depreciation and amortization of $15.7 million and a net loss of $16.7 million, or $0.21 per diluted share.
     Third quarter operating cash flow totaled $131 million, bringing the nine months’ operating cash flow to $285 million. Revenues for third quarter 2007 were $1.6 billion, compared to $1.2 billion in the corresponding 2006 period.
     Shaw’s backlog of unfilled orders at May 31, 2007, was a record $13.3 billion, up from approximately $8 billion at May 31, 2006. Approximately $5.6 billion, or 42 percent, of the backlog is expected to be converted to revenues during the next 12 months. Shaw also expects its backlog to grow to approximately $14.3 billion at August 31, 2007.

     “Our business segments experienced strong revenue and profit growth compared to 2006, with the exception of the Environmental & Infrastructure Group, which executed significant amounts of disaster relief and emergency response services in 2006,” said J.M. Bernhard Jr., Shaw’s chairman, president and chief executive officer. “Our solid results were fueled by continued strength in the global markets for power generation capacity and petrochemicals processing.
     “Our record backlog positions us well for fiscal 2008 and we believe the global markets we serve will remain strong throughout the year,” said Bernhard. “Our operating segments are well positioned to benefit from this continued global economic expansion and we continue to believe there will be significant long-term growth in the developing nuclear power markets.
     “By filing our third quarter 10-Q with the SEC, we are ‘current’ with the reporting of our fiscal 2007 financial results,” Bernhard said. “Brian K. Ferraioli assumed the responsibility of chief financial officer today, and together with our entire financial reporting team, will continue improving our financial reporting processes.”
     A conference call to discuss the company’s third quarter fiscal 2007 financial results will be held today, October 10, 2007, at 9:00 a.m. Eastern Time (8:00 a.m. Central Time). During that call, the company also intends to discuss guidance for fourth quarter fiscal 2007 as well as for fiscal 2008. A slide presentation outlining the third quarter fiscal 2007 earnings will be posted on the Investor Relations page of the Shaw Web site (www.shawgrp.com) approximately one hour before the conference call. A live audio webcast of the conference call will be available on the Investor Relations page of the company’s Web site at www.shawgrp.com. A replay of the webcast will be available via the Company’s Web site approximately one hour after the call has been completed. Interested individuals may also access a replay by dialing 800-633-8284 and using the reservation number: 2135-2483.
Calculation of EBITDA
     The Shaw Group Inc. defines EBITDA as earnings before interest expense, income taxes, depreciation and amortization. EBITDA is an important financial measure used by The Shaw Group Inc. to assess performance. Although it is calculated using components derived from our GAAP financial statements, EBITDA itself is not a GAAP measure. A table reconciling EBITDA to its most directly comparable GAAP measure is included in the summarized financial information included in this release. Calculations of EBITDA should not be viewed as a substitute for calculations under GAAP, including cash flow from operations, operating income and net income. In addition, EBITDA calculations by one company may not be comparable to EBITDA calculations made by another company.

     The Shaw Group Inc. is a leading global provider of engineering, procurement, construction, technology, maintenance, fabrication, manufacturing, consulting, remediation and facilities management services for government and private sector clients in the energy, chemical, environmental, infrastructure and emergency response markets. Headquartered in Baton Rouge, La., with nearly $5 billion in annual revenues, Shaw employs approximately 23,000 people at its offices and operations in North America, South America, Europe, the Middle East and the Asia-Pacific region. For further information, please visit Shaw’s Web site at www.shawgrp.com.
     The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. The statements contained herein that are not historical facts (including without limitation statements to the effect that the Company or its management “believes,” “expects,” “anticipates,” “plans” or other similar expressions) and statements related to revenues, earnings, backlog, or other financial information or results are forward-looking statements based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions and are subject to change based upon various factors. Should one or more of such risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. A description of some of the risks and uncertainties that could cause actual results to differ materially from such forward-looking statements can be found in the Company’s reports and registration statements filed with the Securities and Exchange Commission, including its Form 10-K and Form 10-Q reports, and on the Company’s Web site under the heading “Forward-Looking Statements.” These documents are also available from the Securities and Exchange Commission or from the Investor Relations department of Shaw. For more information on the company and announcements it makes from time to time on a regional basis, visit our Web site at www.shawgrp.com.
# # #

THE SHAW GROUP INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended May 31,		Nine Months Ended May 31,
	2007	2006	2007	2006
Revenues	$1,601,436	$1,226,784	$4,080,347	$3,601,077
Cost of revenues	1,465,940	1,192,869	3,827,521	3,361,165

Gross profit	135,496	33,915	252,826	239,912
General and administrative expenses	68,455	52,248	204,073	162,052

Operating income (loss)	67,041	(18,333)	48,753	77,860
Interest expense	(3,079)	(4,897)	(10,859)	(13,261)
Interest expense on Japanese Yen-denominated bonds including accretion and amortization	(8,543)	—	(21,992)	—
Interest income	3,006	794	7,896	4,273
Foreign currency translation gains on Japanese Yen-denominated bonds, net	15,457	—	18,448	—
Other foreign currency translation gains (losses), net	(301)	(1,735)	(5,007)	(918)
Other income (expense), net	384	589	(1,019)	(291)

	6,924	(5,249)	(12,533)	(10,197)
Income (loss) before income taxes, minority interest, earnings (losses) from unconsolidated entities and loss from and impairment of discontinued operations	73,965	(23,582)	36,220	67,663
Provision (benefit) for income taxes	15,707	(12,238)	18,013	19,151

Income (loss) before minority interest, earnings (losses) from unconsolidated entities and loss from and impairment of discontinued operations	58,258	(11,344)	18,207	48,512
Minority interest	(4,357)	(4,207)	(12,868)	(10,154)
Income from 20% Investment in Westinghouse, net of income taxes	1,625	—	1,457	—
Earnings (losses) from unconsolidated entities, net of income taxes	(787)	(463)	(25,596)	674

Income (loss) from continuing operations	54,739	(16,014)	(18,800)	39,032
Loss from and impairment of discontinued operations, net of income taxes	(121)	(659)	(3,156)	(1,154)

Net income (loss)	$54,618	$(16,673)	$(21,956)	$37,878

Net income (loss) per common share:
Basic:
Income (loss) from continuing operations	$0.68	$(0.20)	$(0.24)	$0.49
Loss from and impairment of discontinued operations, net of income taxes	(0.00)	(0.01)	(0.04)	(0.01)

Net income (loss)	$0.68	$(0.21)	$(0.28)	$0.48

Diluted:
Income (loss) from continuing operations	$0.67	$(0.20)	$(0.24)	$0.48
Loss from and impairment of discontinued operations, net of income taxes	(0.00)	(0.01)	(0.04)	(0.01)

Net income (loss)	$0.67	$(0.21)	$(0.28)	$0.47

THE SHAW GROUP INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	May 31, 2007
	(Unaudited)	August 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$179,963	$154,837
Restricted and escrowed cash	38,178	43,409
Accounts receivable, including retainage, net	707,485	740,920
Inventories	153,187	101,337
Costs and estimated earnings in excess of billings on uncompleted contracts, including claims	403,048	455,819
Deferred income taxes	95,476	83,085
Prepaid expenses and other current assets	47,867	99,253

Total current assets	1,625,204	1,678,660
Investments in and advances to unconsolidated entities, joint ventures and limited partnerships	40,182	52,048
Investment in Westinghouse	1,093,478	—
Property and equipment, less accumulated depreciation of $190,541 at May 31, 2007 and $166,220 at August 31, 2006	198,188	175,431
Goodwill	512,360	506,592
Other assets	141,114	116,403

	$3,610,526	$2,529,134

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$491,312	$483,002
Accrued liabilities	315,389	211,162
Advanced billings and billings in excess of costs and estimated earnings on uncompleted contracts	415,577	316,674
Contract liability adjustments	840	3,361
Deferred revenue	5,104	14,772
Current maturities of long-term debt	8,790	2,456
Short-term revolving lines of credit	2,838	5,526
Short term debt	3,106	1,895
Current portion of obligations under capital leases	2,194	1,811

Total current liabilities	1,245,150	1,040,659
Revolving line of credit	—	145,517
Long-term debt, less current maturities	8,566	24,584
Japanese Yen-denominated long-term bonds secured by Investment in Westinghouse, net	1,033,914	—
Obligations under capital leases, less current portion	2,226	3,433
Deferred income taxes	15,333	18,664
Interest rate swap contract on Japanese Yen-denominated bonds	1,335	—
Other liabilities	41,752	39,662
Minority interest	19,766	13,408
Shareholders’ equity
Preferred Stock, no par value, 20,000,000 shares authorized; no shares issued and outstanding	—	—
Common Stock, no par value, 86,676,410 and 85,866,727 shares issued, respectively; and 81,171,629 and 80,475,928 shares outstanding, respectively	1,097,875	1,074,106
Retained earnings	274,006	295,962
Accumulated other comprehensive loss	(24,831)	(25,363)
Treasury stock, 5,504,781 shares and 5,390,799 shares, respectively	(104,566)	(101,498)

Total shareholders’ equity	1,242,484	1,243,207

	$3,610,526	$2,529,134

REVENUES BY GEOGRAPHY
(In millions)

Three Months Ended May 31,	2007	%	2006	%
United States	$1,266.5	79	$1,062.0	87
Asia/Pacific Rim	62.0	4	45.5	4
Middle East	214.0	14	95.7	8
Canada	4.6	—	3.8	—
Europe	47.1	3	11.2	1
South America and Mexico	5.1	—	6.4	—
Other	2.1	—	2.2	—

Total revenues	$1,601.4	100%	$1,226.8	100%

Nine Months Ended May 31,	2007	%	2006	%
United States	$3,252.8	80	$3,237.1	90
Asia/Pacific Rim	161.9	4	123.1	4
Middle East	514.0	13	167.4	5
Canada	11.3	—	10.5	—
Europe	116.7	3	41.9	1
South America and Mexico	14.8	—	13.0	—
Other	8.8	—	8.1	—

Total revenues	$4,080.3	100%	$3,601.1	100%

BACKLOG BY SEGMENT
(In millions)

	May 31,		August 31,
	2007	%	2006	%
Fossil and Nuclear	$5,549.1	42	$3,238.4	35
E&I	2,740.9	21	2,765.1	30
E&C	2,457.1	18	1,412.3	16
Maintenance	1,880.1	14	1,250.9	14
F&M	701.4	5	408.9	5

Total backlog	$13,328.6	100%	$9,075.6	100%

REVENUES AND GROSS PROFIT BY SEGMENT
(In thousands, except percentages)

	Three Months Ended		Nine Months Ended
	May 31,		May 31,
	2007	2006	2007	2006
Revenues
Fossil and Nuclear	$441,424	$180,213	$1,046,184	$589,816
E&I	381,146	513,419	1,079,831	1,700,478
E&C	293,267	163,615	753,589	387,638
Maintenance	363,197	296,448	867,596	702,186
F&M	122,402	73,089	333,147	220,959

Total revenues	$1,601,436	$1,226,784	$4,080,347	$3,601,077

Gross profit
Fossil and Nuclear	$33,838	$(54,569)	$36,581	$(20,308)
E&I	29,038	45,577	66,647	168,807
E&C	25,160	14,682	55,713	15,677
Maintenance	16,917	10,625	13,417	30,780
F&M	30,543	17,600	80,468	44,956

Total gross profit	$135,496	$33,915	$252,826	$239,912

Gross profit percentage
Fossil aned Nuclear	7.7%	(30.3%)	3.5%	(3.4%)
E&I	7.6%	8.9%	6.2%	9.9%
E&C	8.6%	9.0%	7.4%	4.0%
Maintenance	4.7%	3.6%	1.5%	4.4%
F&M	25.0%	24.1%	24.2%	20.3%
Total gross profit percentage	8.5%	2.8%	6.2%	6.7%

The Company believes it is important that we discuss our operating results excluding the Investment in Westinghouse segment. We acquired a 20% interest in Westinghouse in October 2006. We have classified the Investment in Westinghouse as a separate operating segment. The majority of the activity related to this segment will be recorded below the operating income line. During the quarter, we have recorded interest expense as well as other significant non-cash charges related to the investment. We believe that presenting our financial results excluding the Investment in Westinghouse segment is important to investors and management to order to demonstrate the profitability of our other segments as well as to point out certain non-cash charges related to this investment.
The Shaw Group Inc.
Reconciliation of Shaw Consolidated Results to Shaw Excluding Investment in
Westinghouse Segment for the three months ended May 31, 2007
(in millions, except per share data)

	Q3 FY 2007
	Quarter ended May 31, 2007
			Actuals
		Westinghouse	Excluding
	As Reported	Segment	Westinghouse
Revenues	$1,601.4	$0.0	$1,601.4
Cost of revenues	1,465.9	0.0	1,465.9

Gross profit	135.5	0.0	135.5

General and administrative expenses	68.5	0.1	68.4

Operating income (loss)	67.0	(0.1)	67.1

Interest expense	(3.1)	0.0	(3.1)
Interest expense on JPY-denominated bonds including accretion and amortization	(8.5)	(8.5)	0.0
Interest income	3.0	0.0	3.0
Foreign currency translation gains (losses) on JPY-denominated bonds, net	15.4	15.4	0.0
Other foreign currency transaction gains (losses), net	(0.3)	0.0	(0.3)
Other income (expense), net	0.4	0.0	0.4

	6.9	6.9	0.0
Income (loss) before income taxes, minority interest, earnings (losses) from unconsolidated entities and loss from and impairment of discontinued operations	73.9	6.8	67.1
Provision (benefit) for income taxes	15.7	2.7	13.0

Income (loss) before minority interest, earnings (losses) from unconsolidated entities and loss from and impairment of discontinued operations	58.2	4.1	54.1

Minority interest	(4.3)	0.0	(4.3)
Income from 20% Investment in Westinghouse, net of income taxes	1.6	1.6	0.0
Earnings (losses) from unconsolidated entities, net of income taxes	(0.8)	0.0	(0.8)

Income (loss) from continuing operations	54.7	5.7	49.0

Loss from and impairment of discontinued operations, net of income taxes	(0.1)	0.0	(0.1)

Net income (loss)	$54.6	$5.7	$48.9

Net income (loss) per common share:
Basic income (loss) per common share	$0.68	$0.07	$0.61

Diluted income (loss) per common share	$0.67	$0.07	$0.60

Weighted average shares outstanding:
Basic:	80.1	80.1	80.1
Diluted:	81.9	81.9	81.9

The Shaw Group Inc. defines EBITDA as earnings before interest expense, income taxes, depreciation and amortization. EBITDA is an important financial measure used by The Shaw Group Inc. to assess performance. Although it is calculated using components derived from our GAAP financial statements, EBITDA itself is not a GAAP measure. The following table reflects the Company’s calculation of EBITDA and EBITDA percentage. Calculations of EBITDA should not be viewed as a substitute for calculations under GAAP, including cash flow from operations, operating income and net income. In addition, EBITDA calculations by one company may not be comparable to EBITDA calculations made by another company.

	Q3 FY 2007			Q3 FY 2006
		Westinghouse	Actuals Excluding
(in millions)	As Reported	Segment	Westinghouse	Actuals

Net Income (Loss)	$54.6	$5.7	$48.9	$(16.7)

Interest Expense	11.6	8.5	3.1	4.9
Depreciation and Amortization	10.1	—	10.1	8.3
Provision for Income Taxes	15.7	2.7	13.0	(12.2)
Income Taxes on Unconsolidated Subs	0.3	1.1	(0.8)	0.2
Income Taxes on Discontinued Ops	(0.1)	—	(0.1)	(0.2)

EBITDA	$92.2	$18.0	$74.2	$(15.7)

Revenue	1,601.4	N/A	1,601.4	1,227.0

EBITDA %	5.8%	N/A	4.6%	-1.3%